EXHIBIT 99
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      Certification of Chief Executive Officer and Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


R. Miles Ledgerwood, President and Chief Executive Officer, and Norma J. Clute, Chief Financial Officer and Treasurer of Alamogordo Financial Corp. (the "Company") each certify in his or her capacity as an officer of the Company that he or she has reviewed the Annual Report of the Company on Form 10-KSB for the year ended June 30, 2003 and that to the best of his or her knowledge:

         1. the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

         2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Alamogordo Financial Corp. and will be retained by Alamogordo Financial Corp. and furnished to the Securities and Exchange Commission or its staff upon request.


September 26, 2003                     /s/ R. Miles Ledgerwood
-------------------------              -------------------------------------
Date                                   R. Miles Ledgerwood
                                       President and Chief Executive Officer


September 26, 2003                     /s/ Norma J. Clute
-------------------------              -------------------------------------
Date                                   Norma J. Clute
                                       Chief Financial Officer and Treasurer